Fourth Quarter and Fiscal Year Earnings Supplement March 22, 2023

2 Forward Looking Statements This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including statements relating to BurgerFi's estimates of its future business outlook, liquidity, prospects or financial results, long-term opportunities, executing on growth strategies, launch of the Anthony’s franchise system, confidence in the stabilization of BurgerFi’s margin profile, store opening plans, opening of additional nontraditional locations, including airports, and expectations regarding adjusted EBITDA in 2023, as well statements regarding its fiscal year 2023 financial outlook. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to continue to access liquidity from our credit agreement and remain compliant with financial covenants therein, as well as to successfully realize the expected benefits of the acquisition of Anthony’s or any other factors. All subsequent written and oral forward-looking statements attributable to BurgerFi or persons acting on BurgerFi’s behalf are expressly qualified in their entirety by the cautionary statements included in this presentation. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Corporate Overview

BurgerFi

Award-Winning, Fast Casual "Better Burger" Concept

- Chef-founded and committed to serving **fresh, all-natural and quality food**
- **100% American Angus Beef** with no steroids, antibiotics, growth hormones, chemicals or additives
- High-quality wagyu beef, antibiotic and cage-free chicken offerings, hand-cut sides, custard shakes, draft beer and more
- **Modern, eco-friendly restaurants** served by passionate team members
- Concentrated along Eastern Seaboard

Anthony's Coal Fired Pizza & Wings

The 900 Degree Difference

- Streamlined menu offering **signature "well-done" pizza that can't be replicated**, plus coal fired chicken wings, homemade meatballs and handcrafted sandwiches & salads
- **No freezers, fryers or microwaves** – coal fired ovens in every restaurant give the food its signature flavor
- **Proprietary recipes are fresh & made-to-order** using high-quality, purposefully-sourced ingredients:
  - Imported tomatoes and olive oil from Italy
  - Winona mozzarella
  - Homemade pizza dough
  - Fresh, never frozen jumbo chicken wings

174 Total Locations[(1)]

114 BurgerFi Locations

60 Anthony's Locations



BurgerFi Location
Anthony's Location
BurgerFi & Anthony's Location

[(1)] As of 1/2/2023

3

Fourth Quarter 2022 Financial Results & Recent Highlights 4

5 Fourth Quarter 2022 Highlights For the Fourth Quarter ended January 2, 2023 BurgerFi systemwide sales2 of $38.7M (-5% YOY) Restaurant-level operating profit continues to improve sequentially Adjusted EBITDA1,2,3 of $2.6M (Q4 ‘22 and ‘21 both) Opened two new BurgerFi restaurants Anthony’s sales of $33.0M (+2% YOY) Total revenue1 of $45.2M (+29% YOY) 1) Includes BurgerFi and Anthony’s in consolidated financials 2) See slide 11 for definition of key metrics and non-U.S. GAAP financial measures. 3) See slides 12-13 for consolidated and by brand reconciliation of non-U.S. GAAP financial measures.

Q4 2022 Key Metrics1 6 1) See slide 11 for definition of key metrics and non-U.S. GAAP financial measures. 6 $0.6 -$0.1 $2.0 $2.7 Q4 2021 Q4 2022 Adjusted EBITDA2 BurgerFI Anthony's $2.6 million 118 114 61 60 Q4 2021 Q4 2022 Systemwide Unit Count BurgerFi Anthony's 174 Restaurants $40.7 $38.7 $22.4 $33.0 Q4 2021 Q4 2022 Systemwide Sales2 BurgerFi Anthony's $71.6million $12.7 $12.2 $22.4 $33.0 Q4 2021 Q4 2022 Total Revenue2 BurgerFi Anthony's $45.2 million 13% -2% 2) Q4 Anthony’s Systemwide sales from November 3, 2021

Historical Performance 7 $39.8 $44.2 $41.4 $40.7 $40.5 $42.4 $39.1 $38.7 $22.4 $32.5 $31.8 $31.5 $33.0 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Systemwide Sales BurgerFi Anthony's $0.7 $0.3 $0.2 $0.6 -$0.2 $0.2 -$0.1 -$0.1 $2.0 $2.5 $2.4 $1.7 $2.7 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Adjusted EBITDA43 BurgerFi Anthony's $2.3 1) See slide 11 for definition of key metrics and non-U.S. GAAP financial measures. 2) See slides 12-13 for reconciliation of non-U.S. GAAP financial measures. 3) Q4 Anthony’s Systemwide sales from November 3, 2021 $63.13 $73.0 $74.2 $2.6 $2.6$70.6 $1.6 4) BurgerFi Adjusted EBITDA includes approximately $3m annually of public company costs that are not directly associated with operating the brand $71.6 $2.6

8 Fiscal Year 2023 Outlook1 Low-single digit same store sales2 growth for corporate-owned locations 15-20 new franchised locations including 2-3 new Anthony's Adjusted EBITDA2 of $10-$12 million Capital expenditures of ~$1 - $2 million Annual revenues of $175-$180 million Management’s outlook for the fiscal year 2023 1) These projections assume the current economic environment does not change materially 2) See slide 11 for definition of key metrics and non-U.S. GAAP financial measures

Investment Highlights

1. **Experienced executive leadership team, backed by a hands-on board of directors,** with deep sector expertise and 200+ years of relevant experience
2. **Dominant market position established over the last decade** supported by strategic, blue-chip investors such as Lionheart Capital and L Catterton
3. **Targeted focus on improving customer experience through technology** to increase sales growth & drive brand awareness
4. **Judicious strategy for market penetration** via targeted national expansion supported by market validation
5. **Topline revenue growth & operating margin enhancement** resulting from existing Covid-19 tailwinds, near-term growth initiatives and a sightline into capitalization opportunities
6. **Well-positioned relative to peers** given the breadth of products & services offered across both brands

10 Appendix

11 Adjusted EBITDA Reconciliation & Key Metrics Definitions Adjusted EBITDA Reconciliation • To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the non-GAAP measure Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. • We use this non-GAAP financial measure for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) it is used by our institutional investors and the analyst community to help them analyze the health of our business. • There are a number of limitations related to the use of this non-GAAP financial measure. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its relevant financial measures in accordance with GAAP. • A reconciliation of Adjusted EBITDA guidance is not being provided due to the nature of this forward-looking non-GAAP measure containing certain elements that are impractical to predict given their market-based nature, such as share-based compensation expense and gain and losses on change in value of warrant liabilities, without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information, nor can we accurately predict all of the components of the applicable non-GAAP financial measure and reconciling adjustments thereto; accordingly, guidance for the corresponding GAAP measure may be materially different than guidance for the non-GAAP measure. Such forward looking information is also subject to uncertainty and various risks, and there can be no assurance that any forecasted results or conditions will actually be achieved. Key Metrics Definitions • “Systemwide Restaurant Sales” is presented as informational data in order to understand the aggregation of franchised stores sales, ghost kitchen and corporate-owned store sales performance. Systemwide Restaurant Sales growth refers to the percentage change in sales at all franchised restaurants, ghost kitchens and corporate-owned restaurants in one period from the same period in the prior year. Systemwide Restaurant Same-Store Sales growth refers to the percentage change in sales at all franchised restaurants, ghost kitchens, and corporate-owned restaurants after 14 months of operations. See definition below for “Same-Store Sales”. • “Corporate-Owned Restaurant Sales” represent the sales generated only by corporate-owned restaurants. Corporate-Owned Restaurant Sales growth refers to the percentage change in sales at all corporate-owned restaurants in one period from the same period in the prior year. Corporate-Owned Restaurant Same-Store Sales growth refers to the percentage change in sales at all corporate-owned restaurants after 14 months of operations. These measures highlight the performance of existing corporate-owned restaurants. • “Franchise Restaurant Sales” represent the sales generated only by franchisee-owned restaurants and are not recorded as revenue, however, the royalties based on a percentage of these franchise restaurant sales are recorded as revenue. Franchise Restaurant Sales growth refers to the percentage change in sales at all franchised restaurants in one period from the same period in the prior year. Franchise Restaurant Same-Store Sales growth refers to the percentage change in sales at all franchised restaurants after 14 months of operations. These measures highlight the performance of existing franchised restaurants. • “Same-Store Sales” is used to evaluate the performance of our store base, which excludes the impact of new stores and closed stores, in both periods under comparison. We include a restaurant in the calculation of Same-Store Sales after 14 months of operations. A restaurant which is temporarily closed (including as a result of the COVID-19 pandemic), is included in the Same-Store Sales computation. A restaurant which is closed permanently, such as upon termination of the lease, or other permanent closure, is immediately removed from the Same-Store Sales computation. Our calculation of Same-Store Sales may not be comparable to others in the industry. • “Digital Channel” % of systemwide sales is used to measure performance of our investments made in our digital platform and partnerships with third party delivery partners. We believe our digital platform capabilities are a vital element to continuing to serve our customers and will continue to be a differentiator for the Company as compared to some of our competitors. Digital Channel as percentages of Systemwide Restaurant Sales are indicative of the sales placed through our digital platforms and the percentage of those digital sales when compared to total sales at all our franchised and corporate-owned restaurants. • “Adjusted EBITDA,” a non-GAAP measure, is defined as net loss before Goodwill and asset impairment charges, gain on change in value of warrant liability, interest expense (which includes non-cash interest on preferred stock and interest accretion on related party notes), income tax expense (benefit), depreciation and amortization expense, share-based compensation expense, pre-opening costs, employee retention credits and PPP loan gain, store closure costs and other, net, legal settlements, restructuring costs and, merger, acquisition and integration costs. • Unless otherwise stated, Systemwide Restaurant Sales, Systemwide Sales growth, and Same-Store Sales are presented on a systemwide basis, which means they include franchise restaurants and company-owned restaurants. Franchise restaurant sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and brand royalty revenues are calculated based on a percentage of franchise sales.

12 Adjusted EBITDA Reconciliation for Full Year and Fourth Quarter 2022 The following table sets forth a consolidated reconciliation of Net Loss to Adjusted EBITDA: The picture can't be displayed.

13 Adjusted EBITDA Reconciliation for Full Year and Fourth Quarter 2022 The following table sets forth a consolidated reconciliation of Net Loss to Adjusted EBITDA:

14 Store Rollforward

Contact Us: Michelle Michalski Investor Relations Phone: (646) 277-1224 Email: IR-BFI@icrinc.com